Includes Discontinued Operations
and Excludes Unusual Items
(Unaudited)

Exhibit 99.4

Ford Motor Company
AUTOMOTIVE COST OF SALES DETAIL
2002 Compared With 2001

COST OF SALES		4th Quarter			Full Year

		2002	2001	B/(W)	2002	2001	B/(W)

Total Costs and Expenses		34,853	34,659	(194)	134,448	133,067	(1,381)
Less:	Depreciation	574	623	49	2,443	2,612	169
	Amortization	658	566	(92)	2,461	2,398	(63)
	Selling and Admin	2,644	2,714	70	9,668	9,739	71
	Postretirement Expense	554	252	(302)	2,115	1,338	(777)

Net Cost of Sales		30,423	30,504	81	117,761	116,980	(781)

Memo: Gross Margin		12.2%	9.2%	3.0 pts	12.4%	10.6%	1.8 pts.